Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the captions "Fund Service Providers" and "Independent Registered Public Accounting Firm" in the Prospectus and "Miscellaneous Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information included in the Registration Statement (Form N-1A) of the Claymore Exchange-Traded Fund Trust 2 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 71 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-135105) and Amendment No. 73 under the Investment Company Act of 1940 (Registration No. 811-21910).


                                                           /s/ Ernst & Young LLP

Chicago, Illinois
May 28, 2010